                                                                     EXHIBIT 5.1


                                 August 6, 1998



Renaissance Media Group LLC
Renaissance Media (Louisiana) LLC
Renaissance Media (Tennessee) LLC
Renaissance Media Capital Corporation
1 Cablevision Center, Suite 100
Ferndale, New York 12734

        Renaissance Media Group LLC
        Renaissance Media (Louisiana) LLC
        Renaissance Media  (Tennessee) LLC
        Renaissance Media Capital Corporation
        Registration Statement on Forms S-1 and S-4
        Registration Statement 333-56679
        --------------------------------

Ladies and Gentlemen:

     We have acted as special counsel for Renaissance Media Group LLC, a Delaware limited liability company ("Renaissance Group"), Renaissance Media (Louisiana) LLC, a Delaware limited liability company ("Renaissance Louisiana"), Renaissance Media (Tennessee) LLC, a Delaware limited liability company ("Renaissance Tennessee"), and Renaissance Media Capital Corporation, a Delaware corporation ("Capital Corporation" and, collectively with Renaissance Group, Renaissance Louisiana and Renaissance Tennessee, the "Companies"), in connection with the preparation of the above-referenced registration statement (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities At of 1933, as amended (the "Act"), to register the 10% Senior Discount Notes due 2008 (the "New Notes") to be offered in exchange for the outstanding 10% Senior Discount Notes due 2008 (the "Old Notes").

     In preparing this opinion, we have examined and reviewed such documents and made such investigation of law as we have considered necessary or appropriate to render the opinions expressed below. We have reviewed (a) the Registration Statement; (b) the limited liability company agreement as of the date hereof of each of Renaissance Group, Renaissance Louisiana and Renaissance Tennessee; (c) the Certificate of Incorporation and bylaws of Capital Corporation as of the date hereof; (d) the Indenture entered into on April 9, 1998 by the Companies and United States Trust Company of New York, as Trustee, providing for the issuance of the Notes (the "Indenture"); and (e) such other documents, corporate records, certificates of public officials, certificates of officers of the Companies and other instruments relating to the authorization and
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Renaissance Media Group LLC
Renaissance Media (Louisiana) LLC
Renaissance Media (Tennessee) LLC
Renaissance Media Capital Corporation
August 6, 1998
Page 2


issuance of the Notes as we deemed relevant or necessary for the opinion herein expressed. As to matters of fact relevant to our opinion, we have relied upon certificates of officers of the Companies without further investigation.

     With respect to the foregoing documents, we have assumed (i) the authenticity of all documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies or forms, the genuineness of all signatures and the legal capacity of natural persons, and (ii) that the foregoing documents, in the forms thereof submitted for our review, have not been altered, amended or repealed in any respect material to our opinion as stated herein. We have not reviewed any documents other than the documents listed above for purposes of rendering our opinion as expressed herein, and we assume that the documents submitted to us for our review have not been altered, amended or repealed in any respect material to our opinion as stated herein. We have not reviewed any documents other than the documents listed above for purposes of rendering our opinion as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no independent factual investigation of our down, but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

     Our opinion is limited to matters of law of the District of Columbia, the Delaware General Corporation Law, the Delaware Revised Uniform Limited Liability Company Act, and the United States of America, insofar as such laws apply, and we express no opinion as to conflicts of law rules, or the laws of any states or jurisdictions, including federal laws regulating securities or other federal laws, or the rules and regulations of stock exchanges or any other regulatory body, other than as specified above.

     Based upon and subject to the forgoing and any other qualifications stated herein, we are of the opinion that the New Notes, when duly executed, authenticated and delivered in accordance with the provisions of the Indenture against payment therefor and under the terms and conditions described in the Registration Statement and the Indenture, will constitute valid and binding obligations of the Companies, subject, as to enforcement, (i) to any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar law relating to or affecting creditor's rights generally and (ii) to general principles of equity and judicial discretion.
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Renaissance Media Group LLC
Renaissance Media (Louisiana) LLC
Renaissance Media (Tennessee) LLC
Renaissance Media Capital Corporation
August 6, 1998
Page 3


     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to all references to our firm in the Registration Statement; provided, however, that in giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder. Except as provided for hereinabove, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.


                                           DOW, LOHNES & ALBERTSON, PLLC


                                           By: /s/ Stuart A. Sheldon
                                              __________________________________
                                               Stuart A. Sheldon
                                               Member